Exhibit 99.1

Sarepta Therapeutics Announces Appointment of John Hodgman As Interim Chairman

- Board of Directors Emphasizes its Full Support of CEO Chris Garabedian –

CAMBRIDGE, Mass.—July 31, 2014 – Sarepta Therapeutics, Inc. (NASDAQ: SRPT), a developer of innovative RNA-based therapeutics, announced today that John Hodgman, a member of Sarepta’s board of directors, has been named interim chairman, effective July 30, 2014. William Goolsbee, chairman of the company’s board of directors, has resigned as chairman and will continue to serve on the Sarepta board as an independent director. The company’s board of directors also announced that it fully supports Sarepta president and chief executive officer Chris Garabedian to lead the company as it advances its lead program eteplirsen for Duchenne muscular dystrophy.

“John brings a wealth of operational expertise to his role as interim chairman of Sarepta, drawing upon his experience as chief financial officer of Intermune and many years of serving in senior leadership positions, including as Chairman and CEO of public companies, within the industry,” said Chris Garabedian, president and chief executive officer of Sarepta Therapeutics. “John will be a great asset to Sarepta as we prepare for the submission of a New Drug Application to the U.S. Food and Drug Administration for eteplirsen for the treatment of Duchenne muscular dystrophy and its potential launch to the patients and families in need of new treatment options.”

“The company’s primary goal is the submission of the eteplirsen New Drug Application by the end of this year. We have full confidence in Chris Garabedian to continue to provide strategic and operational leadership, including driving Sarepta’s clinical trial strategy as well as management of our interactions with the FDA,” commented Mr. Hodgman. “I’m pleased to serve as interim chairman and provide guidance to the Sarepta team during the critical months ahead. I would like to thank Bill for his leadership and contributions to the company’s significant growth and accomplishments throughout the past several years.”

About Sarepta Therapeutics

Sarepta Therapeutics is focused on developing first-in-class RNA-based therapeutics to improve and save the lives of people affected by serious and life-threatening rare and infectious diseases. The Company’s diverse pipeline includes its lead program eteplirsen, for Duchenne muscular dystrophy, as well as potential treatments for some of the world’s most lethal infectious diseases. Sarepta aims to build a leading, independent biotech company dedicated to translating its RNA-based science into transformational therapeutics for patients who face significant unmet medical needs. For more information, please visit us at www.sarepta.com.

Forward-Looking Statements and Information

This press release contains forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “believes or belief,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible,” “advance” and similar expressions. These forward-looking statements include statements about the benefits of appointing John C. Hodgman as Interim Chairman of the Board; the scope of Mr. Garabedian’s ongoing responsibilities and the Company’s plans to file an NDA by end of year.

Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others: the Company and its leadership may not be able to execute their business plans for a variety of reasons, including regulatory and administrative decisions and the Company may not be able to file a New Drug Application for Eteplirsen by end of year for a variety of reasons including that Company may not be able to comply with all FDA requests and the results of the Company’s ongoing Phase IIb study may not be consistent with past study results; and those risks identified under the heading “Risk Factors” in Sarepta’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, and filed with the Securities and Exchange Commission, and Sarepta’s other filings with the SEC.

Any of the foregoing risks could materially and adversely affect Sarepta’s business, results of operations and the trading price of Sarepta’s common stock. For a detailed description of risks and uncertainties Sarepta faces, you are encouraged to review the Company’s filings with the Securities and Exchange Commission. We caution investors not to place considerable reliance on the forward-looking statements contained in this presentation. Sarepta does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

Sarepta Investor Contact:

Stephanie Ascher, 212-362-1200

stephanie@sternir.com

or

Sarepta Media Contact:

Tony Plohoros, 908-591-2839

tplohoros@6degreespr.com